Exhibit 99.1

Williams-Sonoma, Inc. reports strong results for the second quarter of 2019

Comparable brand revenue growth accelerates to 6.5%

GAAP operating margin of 6.3%; Non-GAAP operating margin expansion of 10bps to 6.9%

GAAP diluted EPS of $0.79; Non-GAAP diluted EPS of $0.87, a 13% increase over Q2 18

Raises fiscal year 2019 topline and EPS guidance

San Francisco, CA, August 28, 2019 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter ended August 4, 2019 (“Q2 19”) versus the second fiscal quarter ended July 29, 2018 (“Q2 18”).

Laura Alber, President and Chief Executive Officer, commented, “We continue to deliver very strong results. In the second quarter, comp revenue growth accelerated to 6.5%, while operating margin expanded and EPS grew double digits. The growth strategy that we outlined at the beginning of the year is driving results and giving us the competitive advantage to continue to outperform. West Elm, our biggest growth opportunity, continues to accelerate, the Pottery Barn brands have returned to strength, and our cross-brand initiatives such as The Key and Business-to-Business are becoming more impactful levers of growth. We are also improving the customer experience through innovation and experimentation, and we are seeing the results of this work fuel brand level performance across our portfolio. In addition, our data-driven performance marketing is producing outsized returns on our digital media investments.”

Alber continued, “Our performance year-to-date demonstrates that our initiatives are successfully driving consistent profitable growth across the business and we are confident that we will build on our market share gains in the second half and longer-term. As a result, we are raising our full-year guidance for net revenues, comp revenue growth and EPS.”

SECOND QUARTER 2019

•	Net revenue growth of 7.5% to $1.371 billion
•	Comparable brand revenue growth of 6.5%, primarily driven by an acceleration in comparable growth for West Elm and Pottery Barn to 17.5% and 4.2%, respectively
•	GAAP operating margin of 6.3%; non-GAAP operating margin expansion of 10bps to 6.9%
•	GAAP diluted EPS of $0.79; non-GAAP diluted EPS $0.87, a 13% increase compared to Q2 18

GUIDANCE

•	Raises fiscal year 2019 net revenues, comparable brand revenue growth and EPS guidance
•	Reiterates long-term financial targets

Fiscal Year 2019*

•	Total Net Revenues: $5.740 billion – $5.900 billion
•	Comparable Brand Revenue Growth: 3% – 6%
•	Non-GAAP Operating Margin: In-line with FY 18
•	Non-GAAP Diluted EPS: $4.60 – $4.80
•	Non-GAAP Income Tax Rate: 23% – 24%
•	Depreciation and Amortization: $185 million – $195 million
•	Net 25 store closures for a total store count of 600 by the end of FY 19
•	Capital Spending: $200 million – $220 million
•	Return to Shareholders: quarterly cash dividend of $0.48 per share and continued share buybacks under our multi-year share repurchase authorization of approximately $640 million.

Long-Term Financial Targets*

•	Total Net Revenues growth of mid to high single digits
•	Non-GAAP Operating Income growth in-line with revenue growth, driving Operating Margin stability
•	Above-industry average ROIC

*We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 28, 2019, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include expenses related to the operations of Outward, Inc. and employment-related expense. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; our ability to continue to improve performance; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; our FY 2019 and long-term financial guidance; our stock repurchase program and dividend expectations; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2019 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	August 4, 2019		July 29, 2018		August 4, 2019		July 29, 2018
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,370,814	100%	$1,275,174	100%	$2,611,946	100%	$2,478,174	100%
Cost of goods sold	886,953	64.7	811,232	63.6	1,683,754	64.5	1,582,068	63.8

Gross profit	483,861	35.3	463,942	36.4	928,192	35.5	896,106	36.2
Selling, general and administrative expenses	397,696	29.0	389,776	30.6	767,895	29.4	755,390	30.5

Operating income	86,165	6.3	74,166	5.8	160,297	6.1	140,716	5.7
Interest expense, net	2,669	0.2	1,584	0.1	4,922	0.2	2,785	0.1

Earnings before income taxes	83,496	6.1	72,582	5.7	155,375	5.9	137,931	5.6
Income taxes	20,848	1.5	20,869	1.6	40,071	1.5	41,050	1.7

Net earnings	$62,648	4.6%	$51,713	4.1%	$115,304	4.4%	$96,881	3.9%

Earnings per share (EPS):
Basic	$0.80		$0.63		$1.47		$1.17
Diluted	$0.79		$0.62		$1.45		$1.16
Shares used in calculation of EPS:
Basic	78,488		82,342		78,586		82,867
Diluted	79,470		83,167		79,633		83,519

2nd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q2 19	Q2 18	Q2 19	Q2 18
Pottery Barn	$525	$506	4.2%	2.0%
West Elm	358	301	17.5	9.5
Williams Sonoma	191	195	(1.1)	1.6
Pottery Barn Kids and Teen	228	214	3.7	5.7
Other	69	59	N/A	N/A
Total	$1,371	$1,275	6.5%	4.6%

*See the Company’s 10-K filing for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q2 2019.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	August 4, 2019	February 3, 2019	July 29, 2018
Assets
Current assets
Cash and cash equivalents	$120,467	$338,954	$174,580
Accounts receivable, net	111,114	107,102	106,322
Merchandise inventories, net	1,187,728	1,124,992	1,099,888
Prepaid expenses	117,017	101,356	74,811
Other current assets	21,693	21,939	21,891

Total current assets	1,558,019	1,694,343	1,477,492

Property and equipment, net	913,059	929,635	919,689
Operating lease right-of-use assets	1,208,528	—	—
Deferred income taxes, net	38,803	44,055	60,960
Goodwill	85,348	85,382	85,673
Other long-term assets, net	65,924	59,429	64,163

Total assets	$3,869,681	$2,812,844	$2,607,977

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$404,337	$526,702	$466,903
Accrued expenses	127,137	163,559	112,381
Gift card and other deferred revenue	283,108	290,445	263,546
Borrowings under revolving line of credit	60,000	—	—
Income taxes payable	13,065	21,461	35,529
Operating lease liabilities	222,978	—	—
Other current liabilities	76,254	72,645	69,589

Total current liabilities	1,186,879	1,074,812	947,948

Deferred rent and lease incentives	28,618	201,374	207,190
Long-term debt	299,719	299,620	299,521
Long-term operating lease liabilities	1,148,031	—	—
Other long-term liabilities	84,831	81,324	72,330

Total liabilities	2,748,078	1,657,130	1,526,989

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 78,203, 78,813 and 80,988 shares issued and outstanding at August 4, 2019, February 3, 2019 and July 29, 2018, respectively	783	789	810
Additional paid-in capital	584,828	581,900	561,810
Retained earnings	552,454	584,333	528,368
Accumulated other comprehensive loss	(15,488)	(11,073)	(9,742)
Treasury stock, at cost	(974)	(235)	(258)

Total stockholders’ equity	1,121,603	1,155,714	1,080,988

Total liabilities and stockholders’ equity	$3,869,681	$2,812,844	$2,607,977

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Twenty-six Weeks Ended
In thousands	August 4, 2019	July 29, 2018
Cash flows from operating activities:
Net earnings	$115,304	$96,881
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	93,744	93,809
(Gain) loss on disposal/impairment of assets	(6)	4,466
Amortization of deferred lease incentives	(4,228)	(13,210)
Non-cash lease expense	105,437	—
Deferred income taxes	(8,428)	(4,415)
Tax benefit related to stock-based awards	14,110	9,711
Stock-based compensation expense	35,401	26,526
Other	92	166
Changes in:
Accounts receivable	(4,430)	(13,567)
Merchandise inventories	(63,576)	(45,159)
Prepaid expenses and other assets	(24,506)	(29,217)
Accounts payable	(127,511)	(1,735)
Accrued expenses and other liabilities	(30,677)	(12,209)
Gift card and other deferred revenue	(7,173)	11,927
Deferred rent and lease incentives	—	18,861
Operating lease liabilities	(111,782)	—
Income taxes payable	(8,407)	(22,712)

Net cash (used in) provided by operating activities	(26,636)	120,123

Cash flows from investing activities:
Purchases of property and equipment	(77,189)	(80,021)
Other	470	513

Net cash used in investing activities	(76,719)	(79,508)

Cash flows from financing activities:
Payment of dividends	(75,453)	(70,331)
Repurchases of common stock	(72,131)	(174,818)
Borrowings under revolving line of credit	60,000	—
Tax withholdings related to stock-based awards	(25,887)	(12,335)

Net cash used in financing activities	(113,471)	(257,484)

Effect of exchange rates on cash and cash equivalents	(1,661)	1,313
Net decrease in cash and cash equivalents	(218,487)	(215,556)
Cash and cash equivalents at beginning of period	338,954	390,136

Cash and cash equivalents at end of period	$120,467	$174,580

Retail Store Data

(unaudited)

	May 5, 2019	Openings	Closings	August 4, 2019	July 29, 2018
Williams Sonoma	219	—	(1)	218	226
Pottery Barn	205	2	(2)	205	205
West Elm	113	—	(1)	112	109
Pottery Barn Kids	78	—	—	78	84
Rejuvenation	10	—	—	10	8
Total	625	2	(4)	623	632

Exhibit 1

GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-six Weeks Ended		Twenty-six Weeks Ended
	August 4, 2019		July 29, 2018		August 4, 2019		July 29, 2018
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$483,861	35.3%	$463,942	36.4%	$928,192	35.5%	$896,106	36.2%
Outward-related[1]	879		269		1,414		851
Employment-related expense[2]	—		—		30		—
Impairment and early termination charges[3]	—		719		—		719
Non-GAAP gross profit	$484,740	35.4%	$464,930	36.5%	$929,636	35.6%	$897,676	36.2%

	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Selling, general and administrative expenses	$397,696	29.0%	$389,776	30.6%	$767,895	29.4%	$755,390	30.5%
Outward-related[1]	(6,351)		(4,720)		(12,228)		(11,064)
Employment-related expense[2]	(623)		(1,874)		(7,119)		(3,576)
Impairment and early termination charges[3]	—		(4,578)		—		(4,578)
Non-GAAP selling, general and administrative expenses	$390,722	28.5%	$378,604	29.7%	$748,548	28.7%	$736,172	29.7%

	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Operating income	$86,165	6.3%	$74,166	5.8%	$160,297	6.1%	$140,716	5.7%
Outward-related[1]	7,230		4,989		13,642		11,915
Employment-related expense[2]	623		1,874		7,149		3,576
Impairment and early termination charges[3]	—		5,297		—		5,297
Non-GAAP operating income	$94,018	6.9%	$86,326	6.8%	$181,088	6.9%	$161,504	6.5%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$20,848	25.0%	$20,869	28.8%	$40,071	25.8%	$41,050	29.8%
Outward-related[1]	1,536		1,055		2,964		2,522
Employment-related expense[2]	(493)		468		(782)		870
Impairment and early termination charges[3]	—		1,289		—		1,289
Tax legislation[4]	—		(2,888)		—		(6,186)
Impact of equity accounting rules[5]	—		—		—		(1,146)
Non-GAAP income taxes	$21,891	24.0%	$20,793	24.5%	$42,253	24.0%	$38,399	24.2%

	$		$		$		$
Diluted EPS	$0.79		$0.62		$1.45		$1.16
Outward-related[1]	0.07		0.05		0.13		0.11
Employment-related expense[2]	0.01		0.02		0.10		0.03
Impairment and early termination charges[3]	—		0.05		—		0.05
Tax legislation[4]	—		0.03		—		0.07
Impact of equity accounting rules[5]	—		—		—		0.01
Non-GAAP diluted EPS*	$0.87		$0.77		$1.68		$1.44

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q2 and year-to-date 2019, we incurred approximately $7.2 million and $13.6 million, respectively, of expense, which includes acquisition-related compensation expense and amortization of intangible assets, as well as the operations of Outward, Inc., of which $6.4 million and $12.2 million, respectively, were recorded within selling, general and administrative expenses. During Q2 and year-to-date 2018, we incurred approximately $5.0 million and $11.9 million, respectively, of expense, of which $4.7 million and $11.1 million, respectively, were recorded within selling, general and administrative expenses.

2

During Q2 and year-to-date 2019, we incurred approximately $0.6 million and $7.1 million, respectively, of employment-related expense, recorded within selling, general and administrative expenses. In Q1 19, the expense was primarily associated with severance-related reorganization expenses. During Q2 and year-to-date 2018, we incurred approximately $1.9 million and $3.6 million, respectively, of employment-related expense, recorded within selling, general and administrative expenses.

3	During Q2 18, we incurred approximately $5.3 million of expense, primarily associated with impairment and early lease termination charges.
4	During Q2 and year-to-date 2018, we recorded income tax expense of approximately $2.9 million and $6.2 million, respectively, associated with tax legislation changes.
5	During Q1 18, we recorded income tax expense of approximately $1.1 million associated with the adoption of accounting rules related to stock-based compensation.